As filed with the Securities and Exchange Commission on November 30, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United Parcel Service, Inc.

(Exact name of registrant as specified in its charter)

Delaware	58-2480149
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 Glenlake Parkway, N.E.

Atlanta, Georgia 30328

(404) 828-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Teri P. McClure

Senior Vice President, General Counsel and Corporate Secretary

55 Glenlake Parkway, N.E.

Atlanta, Georgia 30328

(404) 828-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Jeffrey M. Stein King & Spalding LLP 1180 Peachtree Street Atlanta, Georgia 30309 (404) 572-4600	Copy to: Steven R. Finley Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee (1) (2)
Debt securities
Preferred stock
Class B common stock
Warrants

1.	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this Registration Statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
2.	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

UNITED PARCEL SERVICE, INC.

DEBT SECURITIES

PREFERRED STOCK

CLASS B COMMON STOCK

WARRANTS

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

United Parcel Service, Inc.’s class B common stock is traded on the New York Stock Exchange under the trading symbol “UPS.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2007.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any applicable pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

DESCRIPTION OF UPS

We are the world’s largest package delivery company and a global leader in supply chain management. We were founded in 1907 as a private messenger and delivery service in Seattle, Washington. Today, we deliver packages each business day for 1.8 million shipping customers to 6.1 million consignees in over 200 countries and territories. In 2006, we delivered an average of 15.6 million pieces per day worldwide. In addition, our supply chain solutions capabilities are available to clients in over 175 countries and territories.

Total revenue in 2006 was over $47.5 billion. Although our primary business is the time-definite delivery of packages and documents, we have extended our capabilities in recent years to encompass the broader spectrum of services known as supply chain solutions, such as freight forwarding, customs brokerage, fulfillment, returns, financial transactions and even repairs. We are also a leading provider of less-than-truckload transportation services. We have established a global transportation infrastructure and a comprehensive portfolio of services and integrated solutions. We support these services with advanced operational and customer-facing technology. Our supply chain solutions provide visibility into moving inventory across the global supply chain.

Our principal executive office is located at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, telephone (404) 828-6000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s web site (http://www.sec.gov).

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until all the securities offered by this prospectus have been issued, as described in this prospectus; provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

(a)	Annual Report on Form 10-K for the year ended December 31, 2006;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

(c)	Current Reports on Form 8-K filed January 12, 2007, March 7, 2007, August 30, 2007, October 1, 2007, October 18, 2007, October 23, 2007, October 30, 2007 and November 13, 2007; and

(d)	the description of UPS’s class B common stock, $.01 par value per share, set forth in the registration statement on Form 8-A filed on November 4, 1999 with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

United Parcel Service, Inc.

55 Glenlake Parkway, N.E.

Atlanta, Georgia 30328

Attention: Investor Relations

(404) 828-6000

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of the document and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. The words “believes,” “expects,” “anticipates,” “we see,” and similar expressions are intended to identify forward-looking statements. These statements include statements regarding our intent, belief and current expectations about our strategic direction, prospects, future results and other matters. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties are discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of any preferred stock we may issue, or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income before income taxes and fixed charges (excluding capitalized interest). Fixed charges include interest (whether capitalized or expensed), amortization of debt issuance costs and any discount or premium relating to any indebtedness (whether capitalized or expensed) and the portion of rent expense considered to represent interest.

The following table sets forth our consolidated ratio of earnings to fixed charges.

	Nine Months Ended September 30, 2007	Year Ended December 31,
		2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	11.8	12.5	13.5	12.5	12.1	12.0

DESCRIPTION OF THE DEBT SECURITIES

Description of Debt Securities

We will issue the debt securities under an indenture, dated as of August 26, 2003, between us and The Bank of New York, N.A., as successor to Citibank, N.A., which acts as trustee. We have summarized the material provisions of the indenture below. The indenture has been filed as an exhibit to the registration statement on Form S-3 (No. 333-108272), filed with the SEC on August 27, 2003, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meaning specified in the indenture. You can obtain copies of the indenture by following the directions described under the caption “Where You Can Find More Information.”

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. The indenture also generally does not limit our ability to incur additional debt and does not contain financial or similar restrictive covenants. The debt securities will be unsecured and will rank equally with all of our other senior debt and senior to our subordinated debt, if any.

Unless we inform you otherwise in a prospectus supplement, the indenture does not contain any debt covenants or other provisions that would protect holders of the debt securities in the event we participate in a highly leveraged or other transaction that may adversely affect our creditworthiness.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the person or entity to whom any interest on the debt securities will be payable;

•

the date or dates on which the principal, premium, if any, or other form or type of consideration to be paid upon maturity on the debt securities, which we call the maturity consideration, will be payable or the method of determining maturity dates;

•

the rate or rates at which the debt securities will bear interest, if any, or any method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the regular record date for any interest payable on any interest payment date;

•	the place or places where the principal, premium, if any, interest or other form or type of consideration to be paid upon maturity on the debt securities will be payable;

•	any redemption dates, prices, rights, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund, purchase fund or similar provisions;

•	whether payments of principal of or any premium or interest will be determined by an index, formula or other method and the manner in which these amounts will be determined;

•	the currency or currency unit in which principal and interest will be paid if other than U.S. dollars and whether the holder may elect payment to be made in a different currency;

•	the portion of the principal amount of the debt securities payable upon the acceleration of the maturity of the debt securities if other than the full principal amount;

•

if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount of the debt securities as of any such date for any purpose, including the principal amount of the debt securities that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any date prior to the stated maturity;

•

whether the debt securities will be defeasible, in whole or any specified part, and whether some of our covenants will be defeasible and, if other than by a resolution of our board of directors or executive committee, the manner in which any election by us to defease the debt securities or covenants will be evidenced;

•	whether the debt securities will be issued in permanent global form and the circumstances under which the permanent global debt security may be exchanged;

•

whether, and the terms and conditions relating to when, we may satisfy some of our obligations with respect to the debt securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders securities (whether or not issued by, or the obligations of, us), cash or a combination of cash, securities and/or property;

•	any conversion or exchange provisions;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•

any deletion of, addition to or change in the Events of Default and any change in the right of the trustee or the requisite holders of the debt securities to declare the principal amount due and payable;

•	any deletion of, addition to or change in the covenants that apply to the debt securities;

•	terms relating to the delivery of debt securities if they are to be issued upon the exercise of warrants;

•

whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	additional terms with respect to book-entry procedures; and

•	any other material terms of the debt securities not specified in this prospectus. (Section 3.01)

We may sell the debt securities, including original issue discount securities, at a substantial discount below their principal amount. Original issue discount securities bear no interest or bear interest at below market rates. We may describe special United States federal income tax considerations, if any, applicable to the debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we may describe special United States federal income tax or other considerations, if any, applicable to the debt securities that are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, in the applicable prospectus supplement. We encourage you to consult with your own competent tax and financial advisors on the these important matters.

Form, Exchange And Transfer

Subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent we designate for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Registration of transfer or exchange will be effected by the security registrar or the transfer agent, as the case may be, when the security registrar or transfer agent is satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. (Section 3.05)

We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 10.02)

If debt securities of any series are to be redeemed in part, we will not be required to:

•

issue, register the transfer of or exchange any debt security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt security that may be selected for redemption and ending at the close of business on the day of such mailing or

•	register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.05)

Payment And Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any Interest Payment Date will be made to the person in whose name the security, or one or more predecessor securities, is registered at the close of business on the Regular Record Date for payment of interest. (Section 3.07)

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, maturity consideration and interest on the debt securities of a particular series (other than a global security) will be payable or deliverable at the office of the paying agent or paying agents as we may designate for that purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to the payment as that address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as our sole paying agent for payments and deliveries with respect to debt securities of each series. Any other paying agents initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 10.02)

All consideration paid or delivered to a paying agent for the payment or delivery of the principal of or any premium, maturity consideration or interest on any debt security that remains unclaimed at the end of two years after such principal, premium, maturity consideration or interest has become due and payable or deliverable will be repaid to us, and the holder of the debt security thereafter, as an unsecured general creditor, may look only to us for payment or delivery thereof. (Section 10.03)

Book-Entry, Delivery and Form of Debt Securities

The debt securities will be issued in book-entry form through The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC.” DTC will act as securities depositary for the debt securities. The debt securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of

DTC. The debt securities will be accepted for clearance by DTC. Beneficial interests in the debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. Owners of beneficial interests in the debt securities will receive all payments relating to their debt securities in U.S. dollars. One or more fully registered global security certificates, representing the aggregate principal amount of debt securities issued, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the debt securities, so long as the debt securities are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each beneficial owner of debt securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of debt securities other than DTC or its nominees will not be recognized by the registrar and transfer agent as registered holders of the debt securities entitled to the rights of holders thereof. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the debt securities are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the debt securities will be printed and delivered to DTC. If an event of default with respect to the debt securities has occurred and is continuing, a holder may request that certificates for the debt securities be registered in such holder’s names.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debt securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of debt securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the debt securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or the debt securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of debt securities.

Payments with respect to debt securities represented by the global security certificates and all transfers and deliveries of debt securities will be made to DTC or its nominee, as the case may be, as the registered holder of the debt securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. Neither we nor any agent for us will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of debt securities to pledge the debt securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the debt securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the debt securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the debt securities of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities of a series held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations (“DTC Participants”), on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security related to a series of debt securities by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of us, any of the underwriters or the trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of our properties and assets substantially as an entirety to any Person unless:

1.	either we are the continuing corporation or the Person formed by any consolidation or into which we are merged or the Person that acquires by conveyance, transfer, or lease all or substantially all of our properties and assets shall be:

•	organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; and

•	shall expressly assume all of our obligations under the debt securities and the indenture;

2.	immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

3.	we or such Person has delivered to the trustee an officer’s certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease complies with the applicable provisions of the indenture.

Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all of our properties and assets in accordance with these provisions, the successor Person formed by a consolidation, or into which we are merged or the successor Person to which any conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of ours under the debt securities and the indenture with the same effect as if that successor had been named as us therein; and thereafter, except in the case of a lease, we shall be discharged from all obligations and covenants under the debt securities and indenture. (Sections 8.01 and 8.02)

Events of Default

The indenture defines an Event of Default with respect to any series of debt securities as any one of the following events:

1.	failure to pay any interest on the debt securities of that series when due, continued for 30 days;

2.	failure to pay any principal of or premium on the debt securities of that series when due, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise;

3.	failure to deposit any sinking fund payment when due on the debt securities of that series;

4.	failure to perform or the breach of any other covenant in the indenture applicable to the debt securities of that series, continued for 60 days after written notice as provided in the indenture; or

5.	certain events involving our bankruptcy, insolvency or reorganization. (Section 5.01)

If an Event of Default occurs and is continuing with respect to the debt securities of any series, other than an Event of Default referred to in clause (5) above, either the trustee or the holders of 25% in principal amount, or if the debt securities are not payable at maturity for a fixed principal amount, 25% of the aggregate issue price, of the outstanding debt securities of that series, each series acting as a separate class, may declare the principal of the debt securities of that series, or an other amount or property, as may be provided for in the debt securities of that series, to be due and payable. If an Event of Default described in clause (5) above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series, or such other amount or property, as may be provided for in the debt securities of that series (or, in the case of any original issue discount security, such portion of the principal as may be specified in its terms) will automatically, and without any action by the trustee or any holder, become immediately due and payable. (Section 5.02). The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, on behalf of all holders of debt securities of the series, waive any past default under the indenture with respect to the debt securities of the series, except a default in the delivery or payment of the maturity consideration or interest on any debt security of the series, and default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. (Section 5.13)

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any of the holders, unless the holders shall have offered to the trustee reasonable indemnity. (Section 6.03) Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 5.12)

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless

1.	the holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series,

2.	the holders of at least 25% in aggregate principal amount, or if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price of the outstanding debt securities of that series, have made written request to the trustee to institute a proceeding as trustee,

3.	the holder or holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and

4.	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount or, if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price of the outstanding debt securities of that series, a direction inconsistent with the request, within 60 days after the notice, request and offer. (Section 5.07)

However, these limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of delivery or payment of the maturity consideration relating to, or interest on, the debt security on or after the applicable due date specified in the debt security. (Section 5.08)

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all known defaults. (Section 10.04)

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions on a default.

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 13.02 of the indenture, relating to defeasance and discharge of indebtedness, or Section 13.03 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series. Defeasance refers to the discharge of some or all of our obligations under the indenture. (Section 13.01)

Defeasance and Discharge

The indenture provides that, upon our exercise of our option to have Section 13.02 of the indenture apply to any debt securities, we will be deemed to have been discharged from all obligations with respect to the debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold money for payment in trust) upon the deposit in trust for the benefit of the holders of the debt securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities on the respective Stated Maturities in accordance with the terms of the indenture and the debt securities. Defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that, we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in any case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur. (Sections 13.02 and 13.04)

Defeasance of Covenants

The indenture provides that, upon our exercise of our option to have Section 13.03 of the indenture apply to any debt securities, we may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (4) (with respect to restrictive covenants) and under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to the debt securities. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of the debt securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities on the respective Stated Maturities in accordance with the terms of the indenture and the debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and the debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from the Event of Default. In that case, we would remain liable for the payments. (Sections 13.03 and 13.04)

Modification of the Indenture

The indenture provides that we and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to our covenants, adding additional Events of Default, establishing the form or terms of debt securities or curing ambiguities or inconsistencies in the indenture or making other provisions, provided that any action to cure ambiguities or inconsistencies not adversely affect the interests of the holders of any outstanding series of debt securities in any material respect. (Section 9.01)

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount or, if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price, of the outstanding debt securities of each series affected thereby, except that no modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

1.	change the stated maturity of the maturity consideration or any installment of maturity consideration or interest on, any debt security,

2.	reduce the principal amount of or reduce the amount or change the type of maturity consideration or reduce the rate of interest on, or any premium payable upon the redemption of, or the amount of maturity consideration of an original issue discount security or any other debt security that would be due and deliverable or payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default, of any debt security,

3.	change the place of payment where, or the coin or currency in which, any maturity consideration or interest on any debt security are deliverable or payable,

4.	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

5.	reduce the percentage in principal amount or aggregate issue price, as the case may be, of debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

6.	modify the requirements contained in the indenture for consent to or approval of certain matters except to increase any percentage for a consent or approval or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security affected thereby. (Section 9.02)

A supplemental indenture that changes or eliminates any covenant or other provision of the indenture which has been expressly included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of the series with respect to the covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series. (Section 9.02)

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all the debt securities of the series, waive compliance by us with certain restrictive provisions of the indenture. (Section 10.07)

Notices

Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register. (Section 1.07)

Title

We, the trustee and any agent of ours or the trustee’s may treat the Person in whose name a debt security is registered as the absolute owner of a debt security for the purpose of making payment and for all other purposes. (Section 3.08)

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 1.12)

Regarding The Trustee

The Bank of New York, N.A., as successor to Citibank, N.A., is the trustee under the indenture. We have other customary banking relationships with The Bank of New York in the ordinary course of business.

DESCRIPTION OF THE PREFERRED STOCK

The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

All of the terms of the preferred stock are, or will be, contained in our Restated Certificate of Incorporation and any resolutions which may be adopted by our board of directors relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

We are authorized to issue up to 200,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, we have no shares of preferred stock outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

The board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series, the following information:

•	whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the dividend rate (or method for determining the rate);

•	the liquidation preference per share of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and nonassessable.

Although it has no present intention to do so, our board of directors, without shareowner approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

DESCRIPTION OF THE COMMON STOCK

We are authorized to issue a total of 10,200,000,000 shares of common stock, of which:

•	4,600,000,000 are shares of class A common stock, par value $.01 per share, and

•	5,600,000,000 are shares of class B common stock, par value $.01 per share.

As of November 27, 2007, 356,045,650 shares of class A common stock were outstanding and 691,601,582 shares of class B common stock were outstanding.

We will issue only shares of class B common stock pursuant to this prospectus.

Generally, all shares of our common stock have the same relative rights, preferences and limitations, except as follows:

•	shares of class A common stock have 10 votes per share;

•	shares of class B common stock have one vote per share; and

•

shares of class A common stock may be converted at any time by the holder into an equal number of shares of class B common stock and, if transferred to certain transferees, are automatically converted into shares of class B common stock immediately upon transfer.

Our class B common stock is listed and traded on the New York Stock Exchange under the symbol “UPS.” There is no public market for our class A common stock.

Dividends may be paid on our common stock out of funds legally available for dividends, when and if declared by our board of directors. In the case of a distribution of our common stock, each class of common stock receives a distribution of only shares of the same class of common stock. For example, only shares of class B common stock may be distributed with respect to class B common stock.

Holders of our common stock are entitled to share ratably in any dividends and in any assets available for distribution on liquidation, dissolution or winding-up, subject, if any of our preferred stock is then outstanding, to any preferential rights of such preferred stock. Our common stock is not redeemable, has no subscription rights and does not entitle the holder to any preemptive rights.

ANTI-TAKEOVER EFFECTS OF OUR CERTIFICATE, BY-LAW PROVISIONS

AND DELAWARE LAW

Restated Certificate of Incorporation and By-Laws

Our Restated Certificate of Incorporation and By-Laws contain provisions that may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareowner might consider in its best interest. These provisions include:

•

restrictions on the voting power of any person or group who owns shares having more than 25% of our total voting power (such persons will be entitled to only 1/100 of a vote for each vote in excess of 25% of our voting power);

•	no shareowner action by written consent;

•	no shareowner ability to call a special meeting;

•	no cumulative voting;

•	our ability to issue preferred stock without any action on the part of the shareowners;

•	advance notice provisions that specify how and when a shareowner may bring business before an annual meeting;

•	indemnification of officers and directors and limitations on their liability; and

•

supermajority provisions: an 80% vote of our shareowners is required to amend the provisions of our Restated Certificate of Incorporation relating to the prohibition on shareowner action by written consent and the restrictions on the voting power of a shareowner that holds more than 25% of our voting power.

These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that this increased protection gives us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could improve their terms.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. Section 203 imposes restrictions which, under certain circumstances, may make it more difficult for an “interested stockholder”, as defined in Section 203, to effect various business combinations with us for a three year period from the time such person becomes an interested stockholder. Under Section 203, a corporation’s bylaws or certificate of incorporation may exclude a corporation from the restrictions imposed by Section 203. Neither our bylaws nor our certificate of incorporation contains such an exclusion.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or class B common stock. Warrants may be issued independently or together with our debt securities, preferred stock or class B common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue class B common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the class B common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of class B common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	antidilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

LEGAL OPINIONS

The validity of the securities will be passed upon by King & Spalding LLP. Certain legal matters in connection with the securities will be passed upon for the underwriters by counsel to the underwriters.

EXPERTS

The consolidated financial statements of United Parcel Service, Inc. as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2006 incorporated in this Prospectus by reference from United Parcel Service, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express (1) an unqualified opinion on the consolidated financial statements and include explanatory paragraphs relating to United Parcel Service Inc.’s adoption of the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” on January 1, 2006, and the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158 “Employers’ Accounting for Defined Benefit Pension and other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132(R))” on December 31, 2006), (2) an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following statement sets forth the estimated amounts of expenses, other than underwriting discounts, to be borne by us in connection with the offerings described in this Registration Statement:

Securities and Exchange Commission Registration Fee	$	*
Trustee’s Fees		30,000
Printing and Engraving Expenses		30,000
Rating Agency Fees		2,500,000
Accounting Fees and Expenses		200,000
Legal Fees and Expenses		200,000
Listing Fees		20,000
Miscellaneous Expenses		20,000

Total		3,000,000

*	We are registering an indeterminate amount of securities under this Registration Statement and in accordance with Rule 456(b) and 457(r), we are deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

Our Restated Certificate of Incorporation, as amended, does not provide for indemnification of our directors and officers, but our Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, subject to very limited exceptions.

Item 16.	Exhibits.

1.1	Form of Underwriting Agreement †

1.2	Form of Agency Agreement †

3.1	Form of By-laws of United Parcel Service, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 (No. 333-83349) filed on July 21, 1999, as amended)

3.2	Form of Restated Certificate of Incorporation of United Parcel Service, Inc. (incorporated by reference to Exhibit 3. 1 to Form 10-Q for the Quarter Ended June 30, 2002)

4.1	Indenture dated as of August 26, 2003, between UPS and The Bank of New York, N.A., as successor to Citibank, N.A., as Trustee (incorporated by reference to the Registration Statement on Form S-3 (No. 333-108272))

4.4	Form of Warrant Agreement (including form of Warrant Certificate)†

5.1	Opinion of UPS Legal Counsel (King & Spalding LLP)*

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007)

23.1	Consent of Deloitte & Touche *

23.2	Consents of UPS Legal Counsel (included in Exhibit 5.1)*

24.1	Powers of Attorney (included in signature pages)*

25.1	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, N.A., to act as Trustee under the Indenture dated August 26, 2003*

*	Filed herewith.
†	To be filed as an exhibit as a Current Report on Form 8-K and incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or

(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of November 2007.

UNITED PARCEL SERVICE, INC.

By:	/s/ MICHAEL L. ESKEW
Michael L. Eskew Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints D. Scott Davis and Teri P. McClure, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer of United Parcel Service, Inc., to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable United Parcel Service, Inc. to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F. DUANE ACKERMAN F. Duane Ackerman	Director	November 30, 2007

/s/ MICHAEL J. BURNS Michael J. Burns	Director	November 30, 2007

/s/ D. SCOTT DAVIS D. Scott Davis	Vice Chairman, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 30, 2007

/s/ STUART E. EIZENSTAT Stuart E. Eizenstat	Director	November 20, 2007

/s/ MICHAEL L. ESKEW Michael L. Eskew	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2007

Signature	Title	Date

/s/ JAMES P. KELLY James P. Kelly	Director	November 30, 2007

/s/ ANN M. LIVERMORE Ann M. Livermore	Director	November 19, 2007

/S/ RUDY MARKHAM Rudy Markham	Director	November 23, 2007

/s/ VICTOR A. PELSON Victor A. Pelson	Director	November 20, 2007

/s/ JOHN W. THOMPSON John W. Thompson	Director	November 30, 2007

/s/ CAROL B. TOMÉ Carol B. Tomé	Director	November 30, 2007

/s/ BEN VERWAAYEN Ben Verwaayen	Director	November 30, 2007